Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 99 to Registration Statement No. 33-72424 on Form N-1A of our reports dated June 29, 2012, relating to the financial statements and financial highlights of the Aspen Managed Futures Strategy Fund, Disciplined Growth Investors Fund, Grandeur Peak Global Opportunities Fund, Grandeur Peak International Opportunities Fund, Emerald Banking and Finance Fund, Emerald Growth Fund, Redmont Resolute Fund I, Redmont Resolute Fund II, Seafarer Overseas Growth and Income Fund, Vulcan Value Partners Fund, Vulcan Value Partners Small Cap Fund, ALPS | Red Rocks Listed Private Equity Fund, ALPS | WMC Value Intersection Fund, Clough China Fund, RiverFront Global Growth Fund, RiverFront Dynamic Equity Income Fund, RiverFront Global Allocation Fund, RiverFront Moderate Growth & Income Fund, ALPS | Kotak India Growth Fund and Jefferies Asset Management Commodity Strategy Allocation Fund, each a series of Financial Investors Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended April 30, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
August 27, 2012